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                                                                EXHIBIT 10.15

                                   AMENDMENT

                                     to the

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       of

                GLOBALSTAR, L.P., DATED AS OF DECEMBER 31, 1994


         This Amendment ("Amendment") to the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. (the "Partnership"), dated as of December 31, 1994 ("Agreement") by and among Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership ("LQSS" or the "Managing General Partner"), Globalstar Telecommunications Limited, a company organized under the laws of Bermuda ("GTL" and together with LQSS, the "General Partners"), and all of the limited partners set forth on the signature pages hereto (collectively referred to herein as the "Limited Partners" and, together with the General Partners, the "Partners"), shall be effective as of the 6th day of March, 1996 on the following terms and conditions:

         WHEREAS, GTL has made an offering (the "Offering") of 6 1/2% Convertible Preferred Equivalent Obligations due 2006 (the "CPEOs");

         WHEREAS, the Partnership requires additional capital to accomplish its purposes;

         WHEREAS, it is in the best interest of the Partnership to acquire such additional capital by contribution from GTL and to issue to GTL preferred partnership interests as described herein; and

         WHEREAS, the parties hereto desire to effect this Amendment for the purposes of issuing such preferred partnership interests to GTL;

         NOW, THEREFORE, the Partners, in consideration of the premises and their mutual agreements as hereinafter set forth, do hereby agree to amend the Partnership Agreement as follows:

1. All references to "Loral" or "Loral Corporation" in the Partnership Agreement shall be deemed to refer to Loral Space & Communications Ltd. ("Loral SpaceCom") upon the transfer of Partnership Interests by Loral Corporation or its subsidiaries to Loral SpaceCom or its subsidiaries, all as contemplated in that certain Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996, among Lockheed Martin Corporation, Loral and certain subsidiaries of Loral.
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2.       The following definitions in ARTICLE II of this Agreement are hereby amended in their entirety to read as follows:

         "Authorized Partnership Interests" means the sum of (i) 55,448,837,
(ii) 4,230,769.231 (or up to 5,076,923.077 to the extent that the over-allotment option granted to the Initial Purchasers is exercised) and (iii) the number of Ordinary Partnership Interests issuable upon exercise of the warrants issuable to certain Partners or Affiliates thereof and to GTL in connection with the guarantee of the Partnership's obligations under the Globalstar Credit Agreement, provided that any greater number of Authorized Partnership Interests may be authorized from time to time with the Consent of the Partners.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of Globalstar, L.P. filed with the Secretary of State of the State of Delaware on December 31, 1994 pursuant to the Delaware Act, as it may be amended from time to time.

         "Minimum Gain" has the meaning specified in Treasury Regulation
Section 1.704-2(b)(2) for "partnership minimum gain".

         "Partnership Interest" means an interest (whether ordinary or preferred as the context may require) in the Partnership of a General Partner, a Limited Partner, or both, as the context may require, provided however, that with respect to matters relating to the voting of Partnership Interests, except as provided in Section 13.02, the term shall refer only to Ordinary Partnership Interests. The Partners' respective equity interests in the Partnership are represented by the Partnership Interests they hold, as set forth on Schedule A of this Agreement.

         "Percentage Interest" means the ratio, expressed as a percentage, that the number of Ordinary Partnership Interests held by a Partner bears to the total number of Ordinary Partnership Interests outstanding.

3. ARTICLE II--DEFINITIONS of the Partnership Agreement is amended by adding thereto the following definitions:

         "Accounting Period" means a period beginning on the first day after the end of the prior Accounting Period and ending on the earlier of (i) the end of the PartnershipGs fiscal year, (ii) the end of the Partnership's tax year,
(iii) the day prior to the day on which there is a material adjustment to the Book Values of the PartnershipGs assets under Section 8.05(c) or (iv) such other date as determined by the Committee.

         "Adjusted Income" means the excess, if any, of the sum of (a) Operating Income plus (b) Capital Transaction Gain plus (c) the deductions for depreciation and amortization taken into account in computing Operating Loss over the sum of (d) Operating Loss and (e) Capital Transaction Loss. All the elements of

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Adjusted Income are reduced by the amounts thereof allocated under Sections
5.02, 5.04 and Section 8.05(c).

         "Average Market Value" means the arithmetic average of the Current Market Value of the GTL Common Stock for the ten Trading Days ending on the second Business Day prior to the applicable date of payment.

         "Conversion Ratio" has the meaning ascribed to such term in Section
3.1 of Schedule C to this Agreement.

         "CPE Representative" means the representative on the Committee designated by the holders of CPEOs following a GTL Deferral Trigger Event.

         "CPEO Effective Date" means the date on which the CPEOs are issued and GTL contributes the net proceeds from the sale of such CPEOs to the Partnership.

         "Current Market Value" means the average of the high and low sales prices of the GTL Common Stock as reported on the Nasdaq National Market or any national securities exchange upon which the GTL Common Stock is then listed for the Trading Day in question.

         "Distribution Arrearages" means the amount of Scheduled Distributions that the Partnership has elected to defer that remain unpaid.

         "Distribution Make-Whole Payment" means the payment due to GTL with respect to the PPIs called for redemption pursuant to a Provisional Redemption, which payment shall be equal to the present value of the aggregate amount of Scheduled Distributions thereafter payable on such PPIs during the Distribution Make-Whole Period, which shall be calculated using the bond equivalent yield on U.S. Treasury Notes or Bills having a term nearest in length to that of the Distribution Make-Whole Period as of the Notice Date.

         "Distribution Make-Whole Period" means the period of time from the Provisional Redemption Date to the third anniversary of the date on which CPEOs are first issued by GTL.

         "Globalstar Credit Agreement" means that certain Credit Agreement dated as of December 15, 1995, among the Partnership, Chemical Bank and the banks signatories thereto.

         "Globalstar Interest Payment Notice" means written notice delivered to GTL, with a copy to the Trustee, by the Partnership notifying GTL of (i) whether the Partnership has elected to defer the applicable Scheduled Distribution pursuant to the provisions of this Agreement and (ii) if it has not elected to defer such Scheduled Distribution, whether it will pay such Scheduled Distribution (A) in cash, (B) by delivery of Ordinary Partnership





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Interests or (C) through any combination of the foregoing.  Such Notice shall be delivered at least 20 Business Days prior to the applicable Scheduled Distribution Payment Date and shall contain any other information required by
Section 2.3 of Schedule C to this Agreement.

         "Globalstar Redemption Notice" means written notice delivered to GTL by the Partnership notifying GTL of (i) the Partnership's election to redeem any Preferred Partnership Interests pursuant to the provisions of this Agreement and (ii) whether it will make such redemption (A) in cash, (B) by delivery of Ordinary Partnership Interests or (C) through any combination of the foregoing. Such Notice shall be delivered at least 20 Business Days prior to the applicable Redemption Date and shall contain the information required by
Section 2.3 of Schedule C to this Agreement.

         "GTL Common Stock" means the common stock, par value $1.00 per share, of GTL.

         "GTL Conversion Price" shall mean the conversion price of the CPEOs, adjusted upon the occurrence of certain dilutive events as set forth in the Indenture.

         "GTL Deferral Election" means the election of the Board of Directors of GTL to defer the payment of an installment of interest due on the CPEOs on an interest payment date, or any portion due thereof.

         "GTL Deferral Trigger Event" means the deferral by GTL of the payment of interest due on the CPEOs in an aggregate equal to six quarterly interest payments.

         "GTL Interest Payment Notice" means written notice delivered to the holders of the CPEOs and the Partnership notifying them (i) whether GTL has elected to defer the payment of an interest payment pursuant to a GTL Deferral Election and (ii) if it has not elected to defer such interest, whether GTL is paying the installment of interest due on the applicable interest payment date in (A) cash, (B) GTL Common Stock or (C) through any combination of the foregoing. Such Notice shall be delivered at least 12 Business Days prior to the applicable interest payment date and shall contain any information pertinent to such payment.

         "GTL Response Redemption Notice" means written notice delivered to the holders of the CPEOs and the Partnership, with a copy to the Trustee, notifying them of whether GTL is paying the redemption price of and interest (including any applicable interest make-whole payment) on such CPEOs in (i) cash, (ii) GTL Common Stock or (iii) through any combination of the foregoing. Such Notice shall be delivered at least 12 Business Days prior to the applicable redemption date and shall contain any information pertinent to such redemption.





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         "Indenture" means that certain Indenture, dated as of March 6, 1996, between GTL and the Trustee.

         "Initial Purchasers" means the initial purchasers of the CPEOs set forth in the Purchase Agreement.

         "Mandatory Redemption Date" means March 1, 2006; provided, however, that, if such date shall not be a Business Day, then the Mandatory Redemption Date shall be the next Business Day.

         "Notice Date" means the date of mailing of a notice of provisional redemption of CPEOs by GTL to the holders of CPEOs.

         "Offering Memorandum" means the offering memorandum, dated February 29, 1996, relating to the CPEOs.

         "Optional Redemption" has the meaning specified in Section 2.7 of Schedule C to this Agreement.

         "Optional Redemption Date" means the Redemption Date for an Optional Redemption as specified in Section 2.7 of Schedule C to this Agreement.

         "Ordinary Partnership Interests" or "OPIs" means partnership interests, general or limited, as the case may be, in the Partnership, which interests are not entitled to the preferential allocation of profits and losses set forth in Section 5.01(a).

         "Outstanding" when used with respect to PPIs means, as of the date of determination, all PPIs issued pursuant to this Agreement except PPIs theretofore canceled by the Partnership or delivered to the Partnership for cancellation, pursuant to redemption or conversion.

         "Preferred Partnership Interests" or "PPIs" means general partnership interests in the Partnership, the capital contributions for which are set forth in Section 4.01(d) and for which separate Capital Accounts will be maintained and that have the rights to convert into Ordinary Partnership Interests as set forth in Article III of Schedule C hereto, the rights to distributions set forth in Section 5.05(a) and the right to allocations set forth in Section 5.01(a) and that are subject to redemption under Article II of Schedule C hereto.

         "Provisional Redemption" has the meaning specified in Section 2.6 of Schedule C to this Agreement.

         "Provisional Redemption Date" means the Redemption Date for a Provisional Redemption as specified in Section 2.6 of Schedule C to this Agreement.

         "Purchase Agreement" means that certain Purchase Agreement, dated February 29, 1996, among GTL, the Partnership and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin &





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Jenrette Securities Corporation and Unterberg Harris as the Initial Purchasers.

         "Redemption Date", when used with respect to any PPI to be redeemed, means the date fixed for such redemption by or pursuant to this Agreement and includes the Provisional Redemption Date, the Optional Redemption Date and Mandatory Redemption Date, as the case may be.

         "Redemption Price", when used with respect to any PPI to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.

         "Regular Record Date" for the distribution payable on any Scheduled Distribution Payment Date means February 15, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Scheduled Distribution Payment Date.

         "Scheduled Distribution" means the distribution payable on a Scheduled Distribution Date by the Partnership in respect of the PPIs, which payment, subject to Section 5.05(d), may be deferred by the Committee in its sole discretion.

         "Scheduled Distribution Payment Date" means March 1, June 1, September 1 and December 1, commencing June 1, 1996; provided, however, that if such date shall not be a Business Day, then such date shall be the next Business Day.

         "Stated Value" shall equal $275,000,000 in the aggregate (and if the over-allotment option granted to the Initial Purchasers is exercised from time to time, plus such additional amount as shall equal the principal amount of the additional CPEOs purchased upon exercise of such option).

         "Trading Day" means (a) if the GTL Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which such GTL Common Stock actually trades on the New York Stock Exchange or another national securities exchange, (b) if the GTL Common Stock is quoted on the Nasdaq National Market, a day on which the GTL Common Stock actually trades or (c) if the GTL Common Stock is not so listed, admitted for trading or quoted, any Business Day on which the GTL Common Stock actually trades.

         "Trigger Percentages" means the percentages set forth in Section 2.6 of Schedule C to this Agreement that triggers the Partnership's option to redeem the PPIs pursuant to a Provisional Redemption.

         "Trustee" means the Person named as the "Trustee" in the Indenture and any successor Trustee.





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4.       ARTICLE II--DEFINITIONS of the Partnership Agreement is further amended by deleting therefrom the following definition:

         "Discontinuing Partner"

5. Article IV, Section 4.01(a) is hereby amended in its entirety to read as follows:

         LQSS has made, or will make, at the times and in the amounts set forth in its Subscription Agreement, cash Capital Contributions to the Partnership in the amount set forth in Schedule A hereto in return for 18,000,000 Ordinary Partnership Interests.

6. Article IV, Section 4.01(c) is hereby renamed "(d)" and amended in its entirety to read as follows:

         "(c) GTL has made cash Capital Contributions to the Partnership in the amount of $186 million in return for 10,000,000 Ordinary Partnership Interests."

7. Article IV, Section 4.01 is hereby amended by adding thereto a new section (d):

         "(d) On the CPEO Effective Date, GTL will contribute the net proceeds of the Offering to the Partnership as described in the Offering Memorandum in return for PPIs with an aggregate face amount equal to the principal amount of the CPEOs issued by GTL in the Offering. The face amount of each PPI shall be $65. The aggregate contribution and face amount of the PPIs shall be set forth in an amendment to Schedule
         A. If on or after the CPEO Effective Date, the over-allotment option granted to the Initial Purchasers is exercised (as described in the Offering Memorandum), in full or in part, then GTL shall contribute the additional net proceeds from the exercise of such option to the Partnership in return for additional PPIs which shall be reflected in a similar manner in Schedule A."

8. Article IV, Section 4.02 is hereby amended in its entirety to read as follows:

         "Each Limited Partner has made, or will make at the times and in the amounts set forth in its Subscription Agreement, cash Capital Contributions to the Partnership in the amount set forth on Schedule A hereto in return for the number of Ordinary Partnership Interests set forth on such Schedule A. The total number of such Partnership Interests is 19,000,000."





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9.       Article IV, Section 4.05(a) is hereby amended in its entirety to read as follows:

         The Partnership shall maintain a separate account for each class of Partnership Interests held by a Partner as part of its books and records. A Partner's "Capital Account" for a class of Partnership Interests shall be credited with (a) the amount of cash contributed to the Partnership by the Partner, and, in addition in the case of LQSS, the Book Value of any property contributed and the amount referred to in Section 4.01(b)(iii), (b) allocations of Adjusted Income, Operating Income, Capital Transaction Gain and COD Income to the Partner and (c) the amount of any Partnership liabilities assumed (or taken subject to) by such Partner and shall be debited with (d) allocations of Operating Loss and Capital Transaction Loss to the Partner and (e) the amount of cash distributions and the fair market value of any property distributed to the Partner and (f) the amount of any Partner liabilities assumed (or taken subject to) by the Partnership. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under Section 704(b) of the Code and, to the extent not inconsistent with the provisions of this Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

10. Article IV, Section 4.05(c) is hereby amended in its entirety to read as follows:

         "If the Partnership distributes OPIs with respect to PPIs under
         Section 5.05(a)(iii), a portion of the Adjusted Capital Account for such PPIs will be transferred to such OPIs. The transferred amount shall be equal to the lesser of: (i) the amount of the cash distribution obligation on the PPIs discharged by the distribution of such OPIs, (ii) the excess, if any, of the prior allocations of Adjusted Income to such PPIs under Sections 5.01(a)(i) and (iii) over the sum of the prior allocations of Loss to such PPIs under Section 5.01(c)(iii), prior and current distributions on such PPIs under
         Section 5.05(a)(ii) not paid in OPIs and the initial Adjusted Capital Accounts of OPIs previously issued in payment of distributions under
         Section 5.05(a)(ii) or (iii) an amount per distributed OPI equal to the Adjusted Capital Account for outstanding OPI with the highest Adjusted Capital Account. Any excess of (ii) over the lesser of (i) or (iii), shall be transferred among the Partnership Interests as provided in Subsection (e)."

11. Article IV, Section 4.05 is further amended by adding thereto a new section (d):

         "If the Partnership distributes OPIs in connection with a redemption or conversion of PPIs under Article II or III of





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         Schedule C hereto, the Adjusted Capital Account of the redeemed or converted PPIs (after reduction for any cash or the fair market value of other property paid by the Partnership as part of the redemption or conversion) shall be transferred to such distributed OPIs; provided, however, that the amount transferred shall not exceed an amount per distributed OPI equal to the Adjusted Capital Account for the outstanding OPI with the highest Adjusted Capital Account. Any portion of the Adjusted Capital Account of the redeemed or converted PPI that cannot be transferred to the distributed OPIs, shall be transferred among the Partnership Interests as provided in Subsection
         (e)."

12. Article IV, Section 4.05 is further amended by adding thereto a new section (e):

         "The excess amounts described in Subsections (c) and (d) shall be transferred first to the PPIs as if it were Adjusted Income to the extent provided for in the allocation of Adjusted Income under Section 5.01(a), then under Section 5.01(b) and then to all OPIs (including the OPIs being distributed) in accordance with their Percentage Interests."

13. Article V, Section 5.01 is hereby amended in its entirety to read as follows:

         SECTION 5.01.    Allocations Generally.   After the allocations in
         Sections 5.02 and 5.04 at the end of each Accounting Period, Adjusted Income, Operating Income, Operating Loss, Capital Transaction Gain and Capital Transaction Loss will be allocated as follows:

                 (a) Allocation of Adjusted Income to PPIs. Adjusted Income will be allocated to the Capital Account maintained for the outstanding PPIs:

                          (i) in the amount equal to the excess of prior
                 allocations of Operating Loss and Capital Transaction Loss to currently outstanding PPIs under subsections (c)(iii) over prior allocations to them under this subsection (a)(i);

                          (ii) then in the amount necessary to bring the
                 Capital Account of each outstanding PPI to $65;

                          (iii) then in an amount equal to a cumulative 6 and
                 1/2% per annum simple interest return on the face amount of each outstanding PPI; this return shall be computed on the basis of a 360-day year with twelve 30-day months;

                          (iv) then in an amount equal to the excess of (x) the
                 cumulative United States federal, state and local income taxes imposed on the cumulative excess of the





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                 amounts of income allocated to PPIs under this Agreement
                 (including allocations under this Subsection (a)(iv) and Subsection (a)(v))that are subject to tax by those jurisdictions over the amounts of tax losses allocated to the PPIs pursuant to this Agreement that, under the laws of the particular jurisdiction, could be carried back or carried over to offset such taxable income by a Bermuda company holding the PPIs that was not engaged in business in the United States otherwise than by being a Partner in the Partnership over (y) prior allocations under this Section 5.01 (a)(iv).

                          (v) then in an amount equal to the excess of the sum
                 of (x) the cumulative amounts of branch profits taxes that were imposed on the holder of each outstanding PPI under
                 Section 884 of the Code for prior and current actual or deemed distributions with respect to such interest and (y) the branch profits tax that will be imposed on the holder of such interest under Code section 884 upon the future actual or deemed distribution of taxable amounts allocated to such interests under this Agreement (including allocations under Subsection (a)(iv) (excluding allocations for federal income taxes) and this Subsection (a)(v)) over (z) prior allocations under this Section 5.01(a)(v).

                 (b) Allocation of Adjusted Income to OPIs. Adjusted Income will then be allocated to OPIs that were issued under Section 5.05(a)(iii), Section 1.2(b) of Schedule C or Article III of Schedule C, in proportion to, and to the extent that, the Adjusted Capital Account for each such OPI is less than the Adjusted Capital Account for the outstanding OPI with the highest Adjusted Capital Account.

                 (c) Operating Loss and Capital Transaction Loss. Operating Loss in excess of any remaining Operating Income after the allocations set forth above and then Capital Transaction Loss in excess of any remaining Capital Transaction Gain after the allocations set forth above shall be allocated:

                          (i) among the Partners holding OPIs in accordance
                 with their Percentage Interests until the Adjusted Capital Account for the OPIs of such a Partner is reduced to zero;

                          (ii) then, among such Partners in proportion to, and
                 to the extent of, their Adjusted Capital Accounts for their OPIs;

                          (iii) then, to the holders of outstanding PPIs in
                 proportion to, and to the extent of, the Adjusted Capital Accounts for their PPIs; and





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                          (iv) then, among the General Partners in proportion
                 to their Percentage Interests.

                 (d) Operating Income. Any Operating Income remaining after the allocations set forth above in excess of Operating Loss will be allocated among the Partners holding Ordinary Partnership Interests in proportion to, and to the extent of, distributions to be made with respect to such OPIs under Section 5.05(c), then in proportion to, and to the extent that, negative Adjusted Capital Account balances with respect to one or more OPIs exceed the holder's share of Minimum Gain and Partnership Minimum Gain, and then in accordance with Percentage Interests.

                 (e) Capital Transaction Gain. Any Capital Transaction Gain remaining after the allocations set forth above in excess of Capital Transaction Loss will be allocated among the Partners holding OPIs (other than a Delinquent Partner);

                          (i) In proportion to, and to the extent that,
                 negative Adjusted Capital Account balances with respect to one or more OPIs exceed the holder's share of Minimum Gain and Partnership Minimum Gain;

                          (ii) Then, in proportion to the relative amount for
                 each holder of an OPI that is equal to the excess of its Capital Commitment for that OPI over the sum of its Adjusted Capital Account balance for that OPI and prior distributions to it under Section 5.05 until the Adjusted Capital Accounts of the Limited Partners and GTL with respect to OPIs acquired on or prior to the GTL Effective Date are equal to the excess of their Capital Commitments with respect to such OPIs over prior distributions to them with respect to such OPIs under
                 Section 5.05;

                          (iii) Then, to LQSS until the Adjusted Capital
                 Account of LQSS with respect to its OPIs acquired prior to the GTL Effective Date is equal to the excess of its Capital Commitment with respect to such Partnership Interests over prior distributions to it with respect to such OPIs under
                 Section 5.05;

                          (iv) Then, 75% to LQSS and 25% to the other Partners
                 until the ratio of LQSS's Adjusted Capital Account for its OPIs to the Adjusted Capital Accounts of all OPIs is equal to the ratio of LQSS's OPIs to outstanding OPIs; and

                          (v) Then, in accordance with Percentage Interests.

14. The introductory language in Article V, Section 5.04 is hereby amended in its entirety to read as follows:





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         "If a Foreign Taxing Jurisdiction imposes a tax upon the Partnership, upon a subsidiary of the Partnership or upon payments to one of the foregoing and such tax is not borne by a third party as a result of a "gross up" provision, tax indemnity or otherwise, then, to the extent that such tax would not have been imposed on income allocated with respect to an Ordinary Partnership Interest if any Partner holding such Partnership Interests or a direct or indirect partner in such Partner were subject only to United States income taxes on the income or payments subject to tax by the Foreign Taxing Jurisdiction:"

15. Article V, Section 5.04(a) is hereby amended in its entirety to read as follows:

         "(a) the amount of such tax shall be charged against the Capital Account of such Partner for such Ordinary Partnership Interest and shall reduce the amounts distributable to it under Section 5.05; and"

16. Article V, Section 5.05 is hereby amended by adding thereto a new section (a):

         "(a)    Distributions to Holders of PPIs.

                 (i) The Partnership shall distribute pro rata on the PPIs an amount such that the cumulative distributions under this Subsection
         (a)(i) equal the sum of (x) the cumulative United States federal, state and local income taxes imposed on the cumulative excess of the amounts of income allocated to the PPIs under this Agreement that are subject to tax by those jurisdictions over the amounts of tax losses allocated to the PPIs pursuant to this Agreement that, under the laws of the particular jurisdiction, could be carried back or carried over to offset such taxable income by a Bermuda company holding the PPIs that was not engaged in business in the United States otherwise than by being a Partner in the Partnership and (y) the cumulative branch profits taxes imposed with respect to PPIs under Section 884 of the Code. Distributions under this Subsection (a)(i) shall be made prior to the time that the holder of the PPI is required to make payments to the relevant taxing authority.

                 (ii) Then, on each Scheduled Distribution Payment Date, Distributable Cash Flow and Distributable Capital Proceeds shall be distributed to the holder of each outstanding PPI, until cumulative distributions under this Subsection (a)(ii) give each such holder a cumulative return in an amount equal to a cumulative 6 and 1/2% per annum simple interest return on the face amount of each outstanding PPI; this return shall be computed on the basis of a 360-day year with twelve 30-day months.





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                 (iii) The Committee may determine to pay all or any portion of the amount of the distributions described above in OPIs, under the procedures set forth in Section 1.2 of Schedule C hereto. Cash distributions under this Section (a) shall first be made from Distributable Cash Flow and then from Distributable Capital Proceeds.

                 (iv) Each holder of a PPI must receive the amount described in Subsection (a)(i) prior to, or contemporaneously with, any distributions with respect to the OPIs and, except for distributions to permit the payment of taxes imposed on the Partners by the jurisdictions in which the Partnership does business, each holder of a PPI must receive the amount described in Subsection (a)(ii) prior to, or contemporaneously with, any other distributions with respect to the OPIs."

17. Article V, Section 5.05(a), (b) and (c) are hereby renamed (b) and (c) and (d) and amended in its entirety to read as follows:

         "(b) Distributions of any remaining Distributable Cash Flow shall be made among the Partners holding OPIs in accordance with their Percentage Interests.

         (c) Distributions of any Distributable Capital Proceeds remaining after the distributions set forth above shall be made after making the allocations under Article V through the date of distribution among the Partners holding OPIs in accordance with their Percentage Interests until the Adjusted Capital Account of a Partner with respect to its OPIs is reduced to zero and then in proportion to, and to the extent of, any positive Adjusted Capital Account balances for OPIs held by the other Partners and then, in accordance with Percentage Interests.

         (d) For any year, the Partnership shall distribute all Distributable Cash Flow, provided that, except as contemplated in the following sentence, without the Consent of the Partners, the Partnership will not establish any reserves more than 10% in excess of the amount of reserves for expenditures contemplated by the Business Plan currently in effect for such period unless the establishment of reserves in a greater amount is required in accordance with generally accepted accounting principles in the United States ("GAAP"), as confirmed in writing by the Partnership's independent accountants, the Partnership specifies in writing to the Partners the contingency for which such reserve is required and undertakes to release the reserve at such time as it is no longer required in respect of such contingency. If the Partnership shall seek to establish reserves at a level that exceeds either the 10% or the GAAP level described above and such reserves shall not have been approved by the Consent of the Partners ("Excess

         Reserve"), the Partnership may require, as a condition to the distribution of such Excess Reserve, the indemnification of the Partnership by each of the Partners for their share of such Excess Reserve by an 18-month surety bond or other instrument or security reasonably acceptable to the Partnership. In order to trigger such indemnification, the Partnership must (1) have itemized the liabilities which prompted its call for the Excess Reserve and (2) existing reserves must be exhausted. Only then and only to the extent necessary may such indemnification be called upon. In any event, the period of such indemnification or the term of any surety bond purchased pursuant to this Section shall not exceed eighteen months."

18. Article V, Section 5.05 is further amended by adding thereto a new section (e):

         "(e) No distribution shall be made to a Partner with respect to either a PPI or an OPI under this Section or a payment or redemption under
         Article I and II of Schedule C hereto, if such distribution or payment would reduce the Adjusted Capital Account for such Partnership Interest to less than zero or such distribution is otherwise prohibited by the Globalstar Credit Agreement or any other applicable indenture or credit agreement that the Partnership may enter into from time to time."

19.      Article V is further amended by deleting therefrom section 5.06.

20. Article V is further amended by changing the number of section 5.07 to 5.06.

21.      Article V is further amended by adding thereto a new section 5.07:

         "SECTION 5.07. Terms of PPIs. The PPIs shall have the additional terms set forth in Schedule C hereto."

22. Article VI, Section 6.03(c) is hereby amended in its entirety to read as follows:

         "(c) Upon a GTL Change of Control or a Reduction in Interest, GTL will become a Limited Partner and will lose all of its rights as a General Partner under this Agreement, including the right to appoint representatives to serve on the Committee and, through the GTL Independent Directors, to veto certain actions of the Partnership.
         The Committee will thereby dissolve and all actions previously authorized to be taken by the Committee will thereupon be taken by the Managing General Partner as the sole General Partner. In addition, upon a GTL Change of Control or a Reduction in Interest, any PPIs then held by GTL would automatically convert into preferred limited partnership interests and any

         OPIs then held by GTL would automatically convert into limited OPIs. GTL's preferred limited partnership interests will have the same terms as the PPIs except that they will convert into, and payments of any OPIs with respect thereto, would be made in limited OPIs rather than general OPIs."

23. Article VIII, Section 8.05(c) is hereby amended in its entirety to read as follows:

         "(c) The Book Values of all of the Partnership's assets shall be adjusted by the Partnership to equal their respective gross fair market values as of the following times: (a) the admission of a new Partner to the Partnership or acquisition by an existing Partner of an additional interest in the Partnership from the Partnership (including the acquisition of PPIs as set forth in Section 4.01(d)); (b) the distribution by the Partnership of money or property to a withdrawing, retiring or continuing Partner in consideration for the retirement of all or a portion of such Partner's interest in the Partnership; and
         (c) the termination of the Partnership for Federal income tax purposes pursuant to section 708(b)(1)(B) of the Code; provided, however, that no adjustment shall be made upon the issue of an OPI pursuant to
         Section 5.05(a)(iii) or Section 1.2(b) of Schedule C. The Partnership will not be required to make an adjustment upon the exercise of a warrant to acquire an OPI or upon a conversion of a PPI pursuant to
         Article III of Schedule C until the sum of the cumulative face amount of PPIs converted and the exercise price of warrants exercised since the last adjustment exceeds $15,000,000. In such case, the Partnership shall make at least one adjustment during the year and, if no other adjustment event occurs during the year and after the $15,000,000 threshold was reached, a required adjustment shall be made as of the date of the last PPI conversion or warrant exercise during the year. Upon a conversion of a PPI and an adjustment to the Book Values of Partnership assets under this Section, any resulting Capital Transaction Loss shall be first allocated to holders of OPIs whose Adjusted Capital Accounts are higher than the Adjusted Capital Accounts of the OPIs acquired on exercise of a warrant or on conversion in amounts and proportions to reduce the differences between such Adjusted Capital Accounts and any resulting Capital Transaction Gain shall first be allocated to the Capital Account of the OPIs acquired on exercise of a warrant and on conversion in an amounts to reduce or eliminate the amount by which the Adjusted Capital Accounts for such OPIs are less than the Capital Account for the outstanding OPI with the highest Adjusted Capital Account. Any remaining Capital Transaction Gain or Loss shall be allocated under
         Section 5.01. The Partnership will promptly report any such adjustment to the Partners."

24. Article XIII, Section 13.02 is hereby amended in its entirety to read as follows:

         "To the extent permitted by the Delaware Act, upon dissolution of the Partnership in accordance with Section 13.01(b), (d) or (e), the remaining Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement if holders of a majority of the outstanding PPIs and a Majority in Interest of the Partners agree in writing (1) to continue the business of the Partnership and (2) to the appointment, if necessary, effective as of the date of withdrawal, of a successor Managing General Partner. Unless such an election is made within 90 days after dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within 90 days after dissolution, then:"

25. A new Schedule A, in the form attached hereto, shall replace the existing Schedule A to the Partnership Agreement.

26. Schedule C, in the form attached hereto, shall be added as a schedule to the Partnership Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         LORAL/QUALCOMM SATELLITE SERVICES, L.P.
         Managing General Partner


         By: /s/ Michael B. Targoff
             ------------------------------------
             Name: Michael B. Targoff
             Title:  Authorized Signatory

         GLOBALSTAR TELECOMMUNICATIONS LIMITED
         General Partner


         By: /s/ Michael B. Targoff
             ------------------------------------
             Name: Michael B. Targoff
             Title:

         AIRTOUCH SATELLITE SERVICES
         Limited Partner


         By: /s/ Eric Zahler
             ------------------------------------
             Name: Eric Zahler
             Title:

         SAN GIORGIO S.A.
         Limited Partner

         By: : /s/ Eric Zahler
             ------------------------------------
             Name: Eric Zahler
             Title:

         HYUNDAI/DACOM
         Limited Partner

         By:  /s/ Eric Zahler
             ------------------------------------
             Name: Eric Zahler
             Title:

         LORAL/DASA GLOBALSTAR, L.P.
         by LORAL GLOBALSTAR, L.P., its
         general partner
         by LORAL GENERAL PARTNER, INC.,
         its general partner
         Limited Partner


         By: /s/ Michael B. Targoff
             ------------------------------------
             Name: Michael B. Targoff
             Title:


         LORAL GLOBALSTAR, L.P.
         by LORAL GENERAL PARTNER, INC.,
         its general partner
         Limited Partner

         By: /s/ Michael B. Targoff
             ------------------------------------
             Name: Michael B. Targoff
             Title:


         TE.SA.M.
         Limited Partner


         By: /s/ Eric Zahler
             ------------------------------------
             Name: Eric Zahler
             Title:


         VODASTAR LIMITED
         Limited Partner


         By: /s/ Eric Zahler
             ------------------------------------
             Name: Eric Zahler
             Title:

                                                                      SCHEDULE A





                              SCHEDULE OF PARTNERS





     Partner                        Capital Contribution                       Interests
AirTouch Satellite                    $ 37,500,000                          3,000,000 OPIs
   Services
San Giorgio S.A.                      $ 18,750,000                          1,000,000 OPIs
     GTL                              $186,000,000*                        10,000,000 OPIs
                                                                            4,615,384.615 PPIs**
Hyundai/DACOM                         $ 37,500,000                          3,000,000
Loral/DASA                            $ 37,500,000                          3,000,000

Global Star, L.P.
Loral Globalstar,                     $ 37,500,000                          3,000,000
   L.P.
     LQSS                             $ 50,000,000                         18,000,000
     TESAM                            $ 37,500,000                          3,000,000
Vodastar Limited                      $ 37,500,000                          3,000,000


- --------------------

* Plus the net proceeds from the offering as declared in the Offering Memorandum

** Will be increased to 5,076,923.077 PPIs if the Initial Purchasers' remaining over-allotment option is exercised in full.

                                                                      SCHEDULE C

                                   ARTICLE I

                                   Covenants

         SECTION 1.1. Distributions on PPIs. Cumulative accrued distributions shall be payable on the PPIs as set forth in Section 5.05(a)(ii) of this Agreement on each Scheduled Distribution Payment Date commencing on June 1, 1996 (or, if such date is not a Business Day, on the next succeeding Business
Day). Subject to Section 5.05 of this Agreement, distributions on the PPIs shall occur, as and if designated by the Committee in its sole discretion. Distributions on the PPIs will accrue on a [daily] basis (without interest or compounding) whether or not there are unrestricted funds legally available for the payment of such distributions and whether or not such distributions are declared. Distribution Arrearages shall also not accrue interest.

         SECTION 1.2. Payment of Redemption Price and Distributions. (a) The Partnership will duly and punctually pay or cause to be paid by no later than one Business Day prior to the date such payment is due the Redemption Price of, and Scheduled Distributions, including any Distribution Make-Whole Payment, on the PPIs, in accordance with the terms of this Agreement; provided, however, that the Partnership may defer paying Scheduled Distributions on any Scheduled Distribution Payment Date if the Committee so determines in its sole discretion, but so long as any Distribution Arrearage remains outstanding, except as set forth in Section 5.05(a)(iv) of this Agreement and Section 4.1 of this Schedule C, the Partnership will be prohibited from paying distributions on (i) its OPIs or (ii) preferred partnership interests that may be issued in the future other than pro rata based on the redemption amount of such preferred partnership interests.

         (b) The Partnership may elect, at its option, to pay the Redemption Price of, and Scheduled Distributions, including any Distribution Make-Whole Payment, on the PPIs, (i) in cash, (ii) by delivery of OPIs (in the manner described in paragraph (c) of this Section 1.2) or (iii) through any combination of the foregoing forms of consideration elected by the Committee in its sole discretion.

         (c) If the Partnership elects to deliver any OPIs in lieu of a cash payment on the applicable date of payment, the Partnership shall deliver, in the aggregate, the number of OPIs equal to (i) the amount of payment that is not being paid in cash, (ii) divided by: (A) in the case of Scheduled Distributions and any Distribution Make-Whole Payment, 90% of the Average Market Value of the GTL Common Stock; (B) in the case of all other payments, 100% of the Average Market Value of the GTL

Common Stock; provided, however, if the Partnership shall have received a GTL Interest Payment Notice or a GTL Response Redemption Notice which indicates that GTL shall have elected to make its corresponding payment from the proceeds from the sale of any issuance of GTL Common Stock, then the valuation of the OPIs to be issued by the Partnership pursuant to Section 1.2(b)(ii) shall be based upon the actual price at which such GTL Common Stock is sold.

         SECTION 1.3. Certain Accompanying Payments. PPIs surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Distribution Payment Date to the opening of business on such Distribution Payment Date (except PPIs called for redemption on a Redemption Date within such period) must be accompanied by payment in cash of an amount equal to the distribution thereon which GTL is entitled to receive; provided, that no payment shall be owed or payable to GTL if the Committee shall have elected to defer the distribution to be made on such Distribution Payment Date. No other adjustment for distributions, including any Distribution Arrearages, is to be made upon conversion.

                                   ARTICLE II

                               Redemption of PPIs

         SECTION 2.1. Right of Redemption; Mechanics of Redemption. (a) The PPIs may be redeemed, pursuant to either a Provisional Redemption (as described in Section 2.6 of this Schedule C, any such Provisional Redemption shall include the Distribution Make-Whole Payment) or Optional Redemption (as described in Section 2.7 of this Schedule C), at the election of the Partnership, in whole or from time to time in part and shall be redeemed at the Mandatory Redemption Date, at the Redemption Prices specified in this Article II, together with accrued Scheduled Distributions to the Redemption Date.

         (b) The Partnership shall deliver a Globalstar Redemption Notice to GTL 20 Business Days prior to any such Redemption Date.

         SECTION 2.2. Selection by the Managing General Partner of PPIs to be Redeemed. If any PPI selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the PPI so selected, the converted portion of such PPI shall be deemed (so far as may be) to be the portion selected for redemption. PPIs which have been converted during a selection of PPIs to be redeemed shall be treated by the Managing General Partner as Outstanding for the purpose of such selection, but not for the purpose of paying the Redemption Price thereof.

         For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of PPIs shall relate, in the case of any PPIs redeemed or to be redeemed only in part, to the portion of the redemption amount of such PPI which has been or is to be redeemed.

         SECTION 2.3. Notice of Redemption. Whenever a Globalstar Redemption Notice is required to be delivered to GTL, such Notice shall state:

                 (1) the Redemption Date;

                 (2) the Redemption Price;

                 (3) if less than all the Outstanding PPIs are to be redeemed, the identification (and, in the case of partial redemption, the redemption amounts) of the particular PPIs to be redeemed;

                 (4) that on the Redemption Date the Redemption Price, together with (unless the Redemption Date shall be a Scheduled Distribution Payment Date) distributions accrued and unpaid to the Redemption Date, will become due and payable upon each such PPI to be redeemed and that distributions thereon will cease to accrue on and after said date;

                 (5) the Conversion Ratio, the date on which the right to convert the Stated Value of the PPIs to be redeemed will terminate and the place or places where such PPIs may be surrendered for conversion; and

                 (6) the place or places where such PPIs are to be surrendered for payment of the Redemption Price.

         SECTION 2.4. Deposit of Redemption Price. Prior to any Redemption Date, the Partnership shall deposit with the Trustee or with GTL's paying agent (or, to GTL if GTL is acting as its own paying agent with respect to the CPEOs) an amount of consideration sufficient to pay, in the case of a cash payment, or deliver, in the case of delivery of OPIs, the Redemption Price of and (except if the Redemption Date shall be a Scheduled Distribution Payment Date) the accrued Scheduled Distribution on all the PPIs which are to be redeemed on that date (other than any PPIs called for redemption on that date which have been converted prior to the date of such deposit, except with respect to any applicable Distribution Make-Whole Payment).

         If any PPI called for redemption is converted, any cash or OPIs deposited with the Trustee, GTL's paying agent or with GTL shall (subject to any right of GTL to receive distributions as provided in Section 1.3 of this Schedule C) be paid or delivered to the Partnership upon its request. Any Distribution Make-Whole Payment will be paid to GTL on the date of conversion or Redemption Date, as the case may be.

         SECTION 2.5. PPIs Payable on Redemption Date. Notice of redemption having been given as aforesaid, the PPIs so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Partnership shall default in the payment of the Redemption Price and accrued Scheduled Distributions, including any Distribution Make-Whole Payment) no further distributions shall be payable or accrue with respect to such PPIs. Upon surrender of any such PPI for redemption in accordance with said notice, such PPI shall be paid, subject to Section 1.3, by the Partnership at the Redemption Price, together with accrued Scheduled Distributions to the Redemption Date.

         If any PPI called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price (but not any unpaid Scheduled Distributions or any Distribution Make-Whole Payment) shall, until paid, bear interest from the Redemption Date at 6 1/2% per annum.

         SECTION 2.6. Provisional Redemption. The Partnership may redeem, in whole or in part (a "Provisional Redemption"), at any time prior to March 2, 1999, at the Redemption Price of 103% of the aggregate Stated Value of the PPIs to be redeemed plus accrued and unpaid Scheduled Distributions, if any, to the date of Provisional Redemption (the "Provisional Redemption Date"), in the event that the Current Market Value of the GTL Common Stock equals or exceeds the following Trigger Percentages of the GTL Conversion Price for at least 20 Trading Days in any consecutive 30 Trading Day period ending on the Trading Day prior to the date of mailing of the Globalstar Redemption Notice if called for Provisional Redemption in the 12-month period ending March 1 of the following years:

                        Year                          Trigger Percentage
                        ----                          ------------------
                        1997                                 170%
                        1998                                 160%
                        1999                                 150%

         Upon any Provisional Redemption, the Partnership shall make the Distribution Make-Whole Payment with respect to the PPIs called for redemption. The Partnership shall make the Distribution Make-Whole Payment on all PPIs called for Redemption, regardless of whether such PPIs are converted prior to the Provisional Redemption Date.

         SECTION 2.7 Optional Redemption. Commencing March 2, 1999, the PPIs will be redeemable at any time, in whole or in part, at the election of the Partnership (the "Optional Redemption"), at a Redemption Price equal to the percentage of the Stated Value set forth below plus accrued and unpaid Scheduled Distributions, if any, to the date of Optional

Redemption (the "Optional Redemption Date") if redeemed in the 12-month period ending March 1 of the following years:

                        Year                         Redemption Price
                        ----                         ----------------
                        2000                               103%
                        2001                               102%
                        2002                               101%

and thereafter at a Redemption Price equal to 100% of the Stated Value plus accrued and unpaid Scheduled Distributions, if any, to the Optional Redemption Date.

         SECTION 2.8. Mandatory Redemption. Each PPI (if not earlier redeemed or converted) will be mandatorily redeemed by the Partnership on the Mandatory Redemption Date at a Redemption Price of 100% of the Stated Value plus accrued and unpaid Scheduled Distributions, if any (including all Distribution Arrearages), to the Mandatory Redemption Date.

                                  ARTICLE III

                               Conversion of PPIs

         SECTION 3.1. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article, one PPI shall be convertible into one OPI (the "Conversion Ratio") which Conversion Ratio shall be adjusted in certain circumstances as provided in Section 3.4. Upon any conversion of CPEOs by a holder thereof, GTL shall convert a proportionate amount of PPIs into OPIs. Such conversion right shall expire at the close of business on the Business Day preceding the Mandatory Redemption Date. In case a PPI or portion thereof is called for redemption, such conversion right in respect of the PPI or portion so called shall expire at the close of business on the Business Day preceding the Redemption Date, unless the Partnership defaults in making the payment due upon redemption.

         SECTION 3.2. Exercise of Conversion Privilege. PPIs surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Scheduled Distribution Payment Date to the opening of business on such Scheduled Distribution Payment Date shall (except in the case of PPIs or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Partnership of an amount equal to the Scheduled Distribution payable on such Scheduled Distribution Payment Date on the Stated Value of PPIs being surrendered for conversion. Except as provided in the preceding sentence and subject to Section 1.3 of this Schedule, no payment or adjustment shall be made upon any conversion on account of any Scheduled Distribution accrued on the PPIs surrendered for conversion or on account of any Scheduled Distributions on the OPIs issued upon conversion. In no event shall the Partnership be obligated to pay any converting Holder any unpaid Distribution Arrearages upon conversion.

         PPIs shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such PPIs for conversion in accordance with the foregoing provisions, and at such time the rights of GTL with respect to such PPIs shall cease, and OPIs issuable upon conversion shall be treated for all purposes as having been issued at such time.

         SECTION 3.3. Fractions of Interests. In the event that GTL shall be required to pay a cash adjustment in lieu of any issuance of fractional interests in GTL Common Stock as provided in the Indenture and GTL shall not have cash available to make such payment, then the Partnership shall make a cash distribution to GTL, in lieu of a payment of such amount in OPIs under this Agreement and to the extent that funds shall be legally available thereof, to allow GTL to make such cash adjustments.

         SECTION 3.4. Adjustment of Conversion Ratio. Upon an adjustment of the GTL Conversion Price (a "GTL Adjustment Event"), the Conversion Ratio shall be adjusted so that the ratio of the number of OPIs issuable upon conversion of a PPI after the GTL Adjustment Event to the number of shares of Common Stock issuable upon conversion of a CPEO after the GTL Adjustment Event shall equal the ratio of the number of OPIs issuable upon conversion of a PPI immediately prior to the GTL Adjustment Event to the number of shares of Common Stock issuable upon conversion of a CPEO immediately prior to the GTL Adjustment Event.

         SECTION 3.5. Provisions in Case of Consolidation, Merger or Conveyance or Transfer of Properties and Assets. In case of any consolidation of the Partnership with, or merger of the Partnership into, any other partnership or other business entity, or in case of any merger of another partnership or other business entity into the Partnership (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Partnership Interests or a transaction governed by
Section 6.13 of this Agreement), or in case of any conveyance or transfer of the properties and assets of the Partnership substantially as an entirety, the partnership, corporation, or other business entity formed by such consolidation or resulting from such merger or which acquires by conveyance or transfer such properties and assets, as the case may be, shall execute and deliver to GTL an agreement providing that GTL shall have the right thereafter, during the period PPIs shall be convertible as specified in this Article III, to convert such PPIs only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a Partner holding OPIs immediately prior to such consolidation, merger, conveyance or transfer, assuming such Partner failed to exercise its rights of election, if any, as to the kind or amount of partnership interests, securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each unit of Ordinary Partnership Interests in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of partnership interests, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting OPI shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting OPIs). Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers. The Partnership will not become a party to any consolidation or merger unless the terms of such consolidation or merger are consistent with this Section.

         SECTION 3.6. Taxes on Conversions. The Partnership will pay any and all taxes that may be payable in respect of the issue or delivery of OPIs on conversion of PPIs pursuant hereto.

                                   ARTICLE IV

                             Subordination of PPIs

         SECTION 4.1. PPIs Subordinate to All Liabilities. The PPIs shall be subordinated and subject, to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all existing and future liabilities of the Partnership, including without limitation (i) certain distributions made to partners in respect of taxes levied upon the operations of Globalstar; (ii) distributions of the Management Fee; and (iii) guarantee fees to be made to partners and other persons in connection with their guarantee of the Partnership's obligations under the Globalstar Credit Agreement.

         SECTION 4.2. No Payments When Liabilities in Default; Payment Over of Proceeds upon Dissolution, etc. In the event the Partnership shall default in the payment of any liabilities of the Partnership when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash or property, by setoff or otherwise) need be made or agreed to be made on account of the PPIs (excepting cash payment for fractional interests as set forth in Section 3.3 above).

         Upon the happening of an event of default with respect to any liability, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof (under circumstances when the terms of the preceding paragraph are not applicable), unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash or property, by setoff or otherwise) need be made or agreed to be made on account of the PPIs (excepting cash payment for fractional interests as set forth in Section 3.3 above).

         In the event of:

         (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Partnership or its property;

         (b) any proceeding for the liquidation, dissolution or other winding up of the Partnership or its property;

         (c) any assignment by the Partnership for the benefit of creditors; or

         (d) any other marshaling of the assets of the Partnership;

all liabilities (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution (direct or indirect), whether in cash or property, by setoff or otherwise, need be made on account of any PPIs.

                 SECTION 4.3.  Voting Rights.   Except as required by law, the
PPIs will not have any voting rights. Upon a GTL Deferral Trigger Event, (i) the number of members of the Committee will be increased by one and the holders of the CPEOs, voting separately as a class with the holders of any other securities upon which similar voting rights have been conferred and are exercisable, will be entitled to elect one representative to the Committee (the "CPE Representative"). The CPE Representative will promptly resign upon receipt of notice from GTL that all Distribution Arrearages with respect to the PPIs have been paid.